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                    RECEIVABLES PURCHASE AGREEMENT


                                between


                        PARISIAN SERVICES, INC.

                                  and

                            PARISIAN, INC.,

                            each, a Seller


                                  and


                    PROFFITT'S CREDIT CORPORATION,

                             as Purchaser

                                  and

                             MCRAE'S, INC.

                              as Servicer




                     Dated as of January 30, 1997



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                    RECEIVABLES PURCHASE AGREEMENT


          This RECEIVABLES PURCHASE AGREEMENT, dated as of January 30, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), between PARISIAN SERVICES, INC., an Alabama corporation, PARISIAN, INC., an Alabama corporation, each a seller (in such capacity, a "Seller" and together the "Sellers"), PROFFITT'S CREDIT CORPORATION, a Nevada corporation, as purchaser (the "Purchaser"), and MCRAE'S, INC., a Mississippi corporation, as servicer ("McRae's").


                         W I T N E S S E T H :


          WHEREAS, the Purchaser desires to purchase on the Closing Date from Parisian Services, Inc. and from Parisian, Inc. any and all exist-ing accounts receivable and to purchase from time to time thereafter certain accounts receivable generated in the normal course of Parisian, Inc.'s business pursuant to certain revolving consumer credit card ac-counts;

          WHEREAS, Parisian Services, Inc. desires to sell and assign to the Purchaser as of the Closing Date all of its existing accounts receivable and certain related obligations and liabilities and the Pur-chaser has agreed to acquire from Parisian Services, Inc. all of such accounts receivable and those certain related obligations and liabilities as described herein;

          WHEREAS, Parisian, Inc. desires to sell and assign to the Purchaser all of its existing accounts receivable as of the Closing Date and to sell and assign to the Purchaser from time to time thereafter certain accounts receivable upon the terms and conditions hereinafter set forth;

          WHEREAS, Parisian Services, Inc. has agreed to merge with and into Parisian, Inc. and Parisian, Inc. has agreed to assume thereby and hereby all of the remaining obligations and liabilities of Parisian Services, Inc., including, without limitation, certain liabilities and obligations in respect of the accounts receivable transferred hereunder by Parisian Services, Inc. to the Purchaser;

          WHEREAS, the Servicer has agreed to service, upon the terms and conditions described herein, the accounts receivable sold to the Purchaser by the Sellers hereunder;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Sellers as follows:


                               ARTICLE I

                              DEFINITIONS

          SECTION 1.1 Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Transfer Agreement, and shall include in the singular number the plural and in the plural number the singular:

          "Advance" shall have the meaning specified in Section 3.2(a).

          "Agent" shall mean NationsBank, N.A., as agent on behalf of Enterprise and the Bank Investors pursuant to the Transfer Agreement.

          "Bank Investors" shall have the meaning specified in the Transfer Agreement.

          "Closing Date" shall mean January 30, 1997.

          "Eligible Receivable" shall have the meaning specified in the Transfer Agreement.

          "Enterprise" shall mean Enterprise Funding Corporation, a Delaware corporation, and its successors and assigns.

          "Event of Bankruptcy" shall have the meaning specified in the Transfer Agreement.

          "Hess Specialty Department Store" shall mean Hess Specialty Department Store, LLC, an Ohio limited liability company (formerly, Hess Specialty Department Store, Inc., an Ohio corporation), together with its successors and assigns.

          "McRae's" shall mean McRae's, Inc., a Mississippi corporation, and its successors and assigns.

          "Outstanding Principal Balance" shall have the meaning specified in the Transfer Agreement.

          "Promissory Note" shall have the meaning assigned in Section 3.2(a) hereof.

          "Purchase Date" shall have the meaning assigned in Section 3.2(b) hereof.

          "Purchase Rate" shall mean the percentage equivalent of the decimal representation of the following expression:

     (1.00 + APY) minus (BDA + SF + PCF + OE + RF)

where:

     APY =     average portfolio yield of the applicable Seller
               (expressed as the decimal equivalent of a percentage) as reasonably determined over the preceding twelve months (or such other period reasonably determined by the Pur-chaser);

     BDA = an allowance for bad debts, based on, among other relevant factors, historical rates for the previous twelve months (or such other period reasonably determined by the Purchaser);

     SF  =     a Servicer fee equal to 2.00% per annum;

     PCF = the Purchaser's cost of funds, as calculated from time to time, equal to the sum of (i) the product of the Maximum Buyers' Percentage multiplied by the prime rate (as published in the Money Rates Section of The Wall Street Journal) plus (ii) the product of (x) 20% (to be adjusted from time to time based on changes to the Purchaser's reasonably estimated marginal cost of funds) multiplied by (y) the sum of one minus the Maximum Buyers' Percent-age;

     OE  =     the percentage equivalent of the fraction the numerator
               of which is the Purchaser's annualized estimate of projected operating expenses for the next twelve months and the denominator of which is the estimated Outstanding
               Principal Balance of Receivables expected to be sold in the next twelve months; and

     RF  =     a contingency risk factor based on industry and economic
               considerations, as determined by the Purchaser in its reasonable discretion and as agreed upon between the Purchaser and the applicable Seller.

          "Purchase Period" shall mean, with respect to Receivables sold by the Sellers to the Purchaser after the Closing Date, the Collection Period reported upon in the most recent Investor Report delivered after the Closing Date.

          "Purchase Price" shall have the meaning set forth in Section
3.1 hereof.

          "Purchaser" shall mean Proffitt's Credit Corporation, a Nevada corporation, and its successors and assigns.

          "Receivable" shall mean, for purposes of this Agreement, the indebtedness owed to a Seller by an Obligor under an Account (whether such Account is in existence as of the Closing Date or thereafter creat-
ed), whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of merchandise or services, and which, in all cases shall include, the right to payment of any Finance Charges and other obligations of such Obligor with re-spect thereto.

          "Related Security" shall have the meaning specified in the Transfer Agreement.

          "Relevant UCC" shall mean the Uniform Commercial Code as in effect in the States of New York and Mississippi, as applicable.

          "Secured Obligations" shall have the meaning set forth in
Section 2.1(d) hereof.

          "Servicer" shall mean McRae's, and, without limiting the obligation of McRae's as Servicer hereunder, shall include each Person to whom McRae's delegates servicing functions pursuant to Section 2.2 hereof.

          "Subordinated Note" shall have the meaning specified in
Section 3.2(b).

          "Termination Date" shall have the meaning specified in Section
8.1.

          "Transfer Agreement" shall mean the Transfer and Administration Agreement, dated as of January 15, 1997, by and among the Purchaser, McRae's, Inc., as Servicer, Proffitt's, Inc., as Servicer Guarantor, Enterprise Funding Corporation and NationsBank N.A., as Agent and Bank Investor, as such agreement may be amended, modified or supple-mented from time to time.

          SECTION 1.2 Other Terms. All accounting terms not specifi-cally defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

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                              ARTICLE II

           PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

          SECTION 2.1 Sale. (a) Upon the terms and subject to the conditions set forth herein, the Sellers hereby sell, assign, transfer and convey to the Purchaser, and the Purchaser hereby purchases from the Sellers, on the terms and subject to the conditions specifically set forth herein, all of the Sellers' right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables outstand-ing on the Closing Date and thereafter owned by the Sellers, through any Termination Date (but not thereafter), together with all Related Secu-rity and Collections with respect thereto and all proceeds of the fore-going. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Purchaser of any obligations of the Sellers or any other Person to Obligors or to any other Person in con-nection with the Receivables or under any Related Security, Account Agreement or other agreement and instrument relating to the Receivables. With respect to the Closing Date, the Sellers hereby sell all Receiv-ables that exist as of the close of business on the Parisian Cut-Off
Date. Commencing on the date of effectiveness of the merger of Parisian Services, Inc. with and into Parisian, Inc., Parisian, Inc. hereby sells all Receivables created after the close of business on the Parisian Cut-Off Date.

          (b) In connection with the foregoing sale, each Seller agrees to record and file on or prior to the Closing Date, each at its own ex-pense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by such Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC (subject, in the case of Related Security constituting returned inventory, to the applicable provisions of Section 9-306 of the Relevant
UCC) against all creditors of and purchasers from the Sellers, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on the Closing Date.

          (c) The Sellers agree that from time to time, at no expense to the Purchaser, they will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Sellers will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assign-ments thereof (as permitted pursuant hereto) as may be requested by the Purchaser, and upon the request of the Purchaser, mark all master data processing records and other documents with a legend describing the purchase by the Purchaser of the Receivables and the subsequent transfer thereof to the Agent pursuant to the Transfer Agreement and stating "THE RECEIVABLES IN THESE FILES HAVE BEEN ACQUIRED BY AND CONVEYED TO PROFFITT'S CREDIT CORPORATION AND AN INTEREST THEREIN HAS BEEN ASSIGNED TO NATIONSBANK, N.A., AS AGENT, FOR THE BENEFIT OF ENTERPRISE FUNDING CORPORATION AND THOSE CERTAIN BANK INVESTORS PURSUANT TO THE TRANSFER AND ADMINISTRATION AGREEMENT DATED AS OF JANUARY 15, 1997, AS AMENDED FROM TIME TO TIME, AMONG PROFFITT'S CREDIT CORPORATION, NATIONSBANK, N.A., ENTERPRISE FUNDING CORPORATION AND THE OTHER SIGNATORIES NAMED THEREIN." The Sellers shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall request. To the fullest extent permitted by applicable law, the Purchaser shall be per-mitted to sign and file continuation statements and amendments thereto and assignments thereof without the Sellers' signature. Carbon, photo-graphic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

          (d) It is the express intent of the Sellers and the Purchaser that the conveyance of the Receivables by the Sellers to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables by the Sellers to the Purchaser. Further, it is not the intention of the Sellers and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by the Sellers to the Purchaser to secure a debt or other obligation of the Sellers. However, in the event that, notwithstanding the express intent of the parties, the Receivables are construed to constitute property of the Sellers, then (i) this Agreement also shall be deemed to be, and hereby is, a security agree-ment within the meaning of the Relevant UCC; and (ii) the conveyance by the Sellers provided for in this Agreement shall be deemed to be, and the Sellers hereby grant to the Purchaser, a security interest in, to and under all of the Sellers' right, title and interest in, to and under the Receivables outstanding on the Closing Date and thereafter owned by a Seller, together with all Related Security and Collections with respect thereto and all proceeds of the foregoing, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law (collectively, the "Secured Obli-gations"). The Sellers and the Purchaser shall, to the extent consis-tent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

          SECTION 2.2 Servicing of Receivables. The servicing, admin-istering and collection of the Receivables shall be conducted by McRae's, which hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations and with the care and diligence which McRae's employs in servicing similar receivables for its own account, in accordance with the Credit Guidelines. With the consent of the Agent and the Purchaser, McRae's may delegate certain servicing functions to Parisian, Inc., however, no such delegation shall relieve McRae's of its obligations hereunder. The Purchaser hereby appoints the Servicer as its agent to enforce the Purchaser's rights and interests in, to and under the Receivables, the Related Security and the Collections with respect thereto. The Servicer shall hold in trust for the Purchaser, in accor-dance with its interests, all Records which evidence or relate to the Receivables or Related Security, Collections and proceeds with respect thereto. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Termination Event, a Parisian Termination Event or a Servicer Default (each as defined in the Transfer Agreement), the Agent or Enterprise, shall have the absolute and unlim-ited right to terminate McRae's servicing activities described in this
Section 2.2 (including therein the activities of any Person to whom McRae's has delegated servicing functions pursuant to this Section 2.2). In consideration of the foregoing, the Purchaser agrees to pay the Servicer a servicing fee of 2.00% per annum on the aggregate Outstanding Principal Balance of Receivables sold, payable monthly, for its perfor-mance of the duties and obligations described in this Section 2.2; provided that any such monthly payment shall be reduced by any amounts payable in such month by Enterprise or the Bank Investors to the Servicer, in its capacity as Servicer pursuant to the Transfer Agree-ment.



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                              ARTICLE III

                CONSIDERATION AND PAYMENT; RECEIVABLES

          SECTION 3.1. Purchase Price. The Purchase Price for the Receivables and related property conveyed on the Closing Date to the Purchaser (i) by Parisian Services, Inc., as Seller, shall be a dollar amount equal to $135,583,785 representing the product of (x) the aggre-gate Outstanding Principal Balance of the Receivables conveyed to the Purchaser by Parisian Services, Inc. as of the Parisian Cut-Off Date, as reflected on the Cycle Certificate delivered on the Closing Date and (y) 98%, and (ii) by Parisian, Inc., as Seller, shall be a dollar amount equal to the product of (x) the aggregate Outstanding Principal Balance of the Receivables conveyed to the Purchaser by Parisian, Inc. as of the Parisian Cut-Off Date, as reflected on the Cycle Certificate delivered on the Closing Date and (y) the Purchase Rate.

          The Purchase Price for the Receivables and related property conveyed on any date after the Closing Date shall be the dollar amount equal to the product of (i) the aggregate Outstanding Principal Balance of the Receivables sold during the applicable Purchase Period as reflected in the applicable Investor Report and (ii) the Purchase Rate on such date.

          SECTION 3.2. Payment of Purchase Price. (a) The Purchase Price for the Receivables sold by Parisian Services, Inc. on the Closing Date shall be paid (i) by a payment of $110,000,000 in immediately available funds, (ii) by the delivery of 242 shares of the common stock of the Purchaser representing 49.19% of the issued and outstanding common stock of Proffitt's Credit Corporation having a fair market value reasonably estimated to be equal to not less than $9,697,211, it being expressly understood that such shares are to be held, following the merger of Parisian Services, Inc. with and into Parisian, Inc., by Parisian, Inc. and (iii) by the assumption by the Purchaser of all of Parisian Services, Inc.'s current and outstanding obligations under those certain promissory notes of Parisian Services, Inc., each dated July 31, 1995 and payable to the order of (x) Parisian, Inc., (y) Parisian of Tennessee, Inc. and (z) Hess Specialty Department Store, Limited Liability Company (the successor in interest to Hess Specialty Department Store, Inc.), (collectively, the "Promissory Note") which such Promissory Note has an aggregate outstanding principal amount due equal to not more than $15,886,574 as of the Closing Date.

          (b) The Purchase Price for the Receivables sold by Parisian, Inc. as the Seller on any date after the date hereof (each, a "Purchase Date") shall be paid either (i) in cash or (ii) if Purchaser does not have sufficient cash to pay the Purchase Price, by means of (A) an Ad-vance under the Subordinated Note or (B) with the consent of the Seller, capital contributed by the Seller to the Purchaser in the form of a con-tribution of the additional Receivables or (iii) with the consent of the
Seller, any combination of the foregoing.   In the event the Purchaser
does not have sufficient cash to pay the Purchase Price due on any Purchase Date and the Seller is not willing to consent to the payment of such insufficiency by means of a capital contribution, such insufficien-cy shall be evidenced by the making of an Advance on such Purchase Date in an original principal amount equal to such cash shortfall owed to the Seller, provided, however that (i) at all times prior to December 31, 1997, (x) the amount of Advances made under the Subordinated Note shall not cause the Purchaser's Net Worth to be less than 8.0% of the highest aggregate Outstanding Principal Balance of all Eligible Receivables shown on any Cycle Certificate delivered by the Servicer under the Transfer Agreement during the preceding twelve months and (y) the Sellers and the Purchaser agree to act in good faith to minimize the amount of Advances made under the Subordinated Note so as to cause the Purchaser's Net Worth to be not less than 10% of the highest aggregate Outstanding Principal Balance of all Eligible Receivables shown on any Cycle Certificate delivered by the Servicer under the Transfer Agreement during the preceding twelve months, and (ii) from and after December 31, 1997, no Advance shall be made if immediately thereafter the Net Worth of the Purchaser would be less than 10% of the highest aggregate Outstanding Principal Balance of all Eligible Receivables shown on any Cycle Certificate delivered by the Servicer under the Transfer Agreement during the preceding twelve months.

          The parties hereto agree that (a) in connection with the assumption by the Purchaser of the obligations of Parisian Services, Inc. under the Promissory Note, (b) in connection with the merger of Parisian Services, Inc. with and into Parisian, Inc., and (c) in recognition of the succession to and assumption by Parisian, Inc. of all rights and obligations of each of Parisian of Tennessee, Inc. and Hess Specialty Department Store pursuant to the merger of each such entity with and into Parisian, Inc., the Promissory Note and the obligations thereunder is hereby amended and restated and, together with all future Advances made by Parisian, Inc. as Seller to the Purchaser, shall be evidenced by a single subordinated note duly executed on behalf of the Purchaser in substantially the form of Exhibit B annexed hereto, delivered and payable to Parisian, Inc., as Seller, in a principal amount equal to $100,000,000 (the "Subordinated Note"). Parisian, Inc. is hereby authorized by the Purchaser to endorse on the schedule at-tached to the Subordinated Note (or a continuation of such schedule attached thereto and made a part thereof) an appropriate notation evidencing the date and amount of each Advance, as well as the date and amount of each payment with respect thereto; provided, however, the initial aggregate outstanding amount endorsed as having been advanced under the Subordinated Note shall equal the aggregate outstanding amount of the obligations owing under the Promissory Note as of the Closing Date; and provided, further, that the failure of any Person to make such notation shall not affect any obligations of the Purchaser thereunder. Any such notation shall be conclusive and binding as to the date and amount of Advance, or payment of principal or interest thereon, absent manifest error.

          (c) The terms and conditions of the Subordinated Note and all Advances thereunder shall be as follows:

                       (i) Repayment of Advances. All amounts paid by the Purchaser with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. Subject to the provisions of this Agreement, the Purchaser may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein.

                       (ii) Interest. The Subordinated Note shall bear interest from its date on the outstanding principal balance thereof at a rate per annum equal to one month LIBOR as published in the Money Rates Section of The Wall Street Journal. Interest on each Advance shall be computed based on the number of days elapsed in a year of 360 days.

                       (iii) Sole and Exclusive Remedy/Subordination. The Purchaser shall be obligated to repay Advances to Parisian, Inc. only to the extent of funds available to the Purchaser from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing to Parisian, Inc. under the Subordinated Note, Parisian, Inc. shall not have any claim against the Purchaser for such amounts and no further or additional recourse shall be available against Purchaser. The Subordinated Note shall be fully subordinated to any rights of Enterprise, the Bank Investors and their permitted assigns pursuant to the Transfer Agreement, and shall not evidence any rights in the Receivables.

                       (iv) Offsets, etc. The Purchaser may offset any amount due and owing by Parisian, Inc. against any amount due and owing by Pur-chaser to Parisian, Inc. under the terms of the Subordinated Note.

                  SECTION 3.3. Monthly Report. On each Determination Date, Parisian, Inc. shall deliver to the Purchaser a report covering the preceding Collection Period, substantially in the form of the Investor Report attached as Exhibit E to the Transfer Agreement, showing (i) the aggregate Purchase Price of Receivables acquired or generated by Parisian, Inc. in the preceding Collection Period and (ii) the aggregate Outstanding Principal Balance of such Receivables that are Eligible Receivables as of the last day of such preceding Collection Period.

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                              ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Sellers Representations and Warranties. (a) Representations and Warranties of Parisian Services, Inc. Parisian Services, Inc., as Seller hereunder, represents and warrants to the Pur-chaser as of the Closing Date that:

                  (i) Corporate Existence and Power. Parisian Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now con-ducted. Parisian Services, Inc. is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (ii) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by Parisian Services, Inc. of this Agreement are within Parisian Services, Inc.'s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of Parisian Services, Inc. or of any agree-ment, judgment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse Claim on the assets of Parisian Services, Inc. (except those created by this Agreement).

                  (iii) Binding Effect. This Agreement will constitute the legal, valid and binding obligation of Parisian Services, Inc. en-forceable against Parisian Services, Inc. in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  (iv) Perfection. Immediately preceding the sale of the Re-ceivables and related property pursuant to this Agreement, Parisian Services, Inc. was the owner of all of the Receivables purported to be transferred by Parisian Services, Inc. to the Purchaser hereunder, free and clear of all Adverse Claims. On or prior to the date of this Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect the ownership interest of the Purchaser in and to the Receivables purported to be transferred by Parisian Services, Inc. to the Purchaser hereunder against all creditors of and purchasers from Parisian Services, Inc. will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (v) Accuracy of Information. All information heretofore furnished by Parisian Services, Inc. to the Purchaser, the Agent, Enterprise and any Bank Investor for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Parisian Services, Inc. to the Purchaser, the Agent, Enterprise and any Bank Investor will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (vi) Tax Status. Parisian Services, Inc. has filed all material tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                  (vii) Action, Suits. Except as set forth in this Agreement, there are no actions, suits or proceedings pending, or to the knowledge of Parisian Services, Inc., threatened, against or af-fecting Parisian Services, Inc. or any Affiliate of Parisian Services, Inc. or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                  (viii) Place of Business. The principal place of business and chief executive office of Parisian Services, Inc. is located at 750 Lakeshore Drive, Birmingham, Alabama 35211, and the offices where Parisian Services, Inc. keeps all its Records, are located at the address(es) described on Exhibit C hereto or such other loca-tions notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

                  (ix) Good Title. Upon the sale of the Receivables and relat-ed property to the Purchaser pursuant to this Agreement, the Purchaser shall acquire a valid and perfected first priority owner-ship interest in each Receivable (and in the Related Security, Collections and Proceeds with respect thereto) purported to be transferred by Parisian Services, Inc. that exists on the date of this Agreement and is owned by Parisian Services, Inc., as Seller, and in the Related Security, Collections and Proceeds, in each case free and clear of any Adverse Claim.

                  (x) Tradenames, Etc. As of the date hereof: (i) the Seller has, within the last five (5) years, operated only under the tradenames identified in Exhibit D attached hereto and (ii) within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit D attached hereto.

                  (xi) Nature of Receivables. Each Receivable (x) represented by the Seller to be an Eligible Receivable, or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" set forth in the Transfer Agreement and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended.

                  (xii) Amount of Receivables. As of the Parisian Cut-Off Date, the aggregate Outstanding Principal Balance of the Receiv-ables in existence and purported to be transferred by Parisian Ser-vices, Inc. to the Purchaser hereunder was at least $138,350,800.

                  (xiii) Not an Investment Company. Parisian Services, Inc. is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (xiv) ERISA. Each of Parisian Services, Inc. and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  (xv) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C to the Transfer Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Purchaser and the Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) of the Transfer Agreement and delivered to the Servicer). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

                  (xvi) Bulk Sales. No transaction contemplated by this Agree-ment requires compliance with any bulk sales act or similar law.

                  (xvii) Preference; Voidability. Parisian Services, Inc. warrants that the conveyance of the applicable Receivables and Collections and Related Security from Parisian Services, Inc. to the Purchaser shall not have been made for or on account of an antecedent debt owed by Parisian Services, Inc. to the Purchaser and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101 et seq.), as amended.

                  (b) Parisian, Inc. Representations and Warranties. Parisian, Inc., as Seller hereunder, represents and warrants to the Purchaser as of the Closing Date and shall be deemed to represent and warrant as of the date of the creation or any sale of any interest in Receivables to the Purchaser pursuant to this Agreement that:

                  (i) Corporate Existence and Power. Such Seller is a corpo-ration duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. Such Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Ef-fect.

                  (ii) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by such Seller of this Agreement are within such Seller's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as re-quired by this Agreement), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of such Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Seller or result in the creation or imposition of any Adverse Claim on the assets of such Seller or any of its Subsidiaries (except those created by this Agreement).

                  (iii) Binding Effect. This Agreement will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to appli-cable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  (iv) Perfection. On or prior to the date of each sale of Receivables pursuant to this Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect the ownership interest of the Purchaser in and to the Receivables against all creditors of and purchasers from such Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (v) Accuracy of Information. All information heretofore furnished by such Seller to the Purchaser, the Agent, Enterprise and any Bank Investor for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by such Seller to the Purchaser, the Agent, Enterprise and any Bank Investor will be, true and accu-rate in every material respect, on the date such information is stated or certified.

                  (vi) Tax Status. Such Seller has filed all material tax re-turns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                  (vii) Action, Suits. Except as set forth in this Agreement, there are no actions, suits or proceedings pending, or to the knowledge of such Seller threatened, against or affecting such Seller or any Affiliate of such Seller or their respective proper-ties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                  (viii) Place of Business. The principal place of business and chief executive office of such Seller is located at 3455 Highway 80 West, Jackson, Mississippi 39209, and the offices where such Seller keeps all its Records, are located at the address(es) described on Exhibit C hereto or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

                  (ix) Good Title. Upon the sale of the Receivables and relat-ed property to the Purchaser pursuant to this Agreement, the Purchaser shall acquire a valid and perfected first priority owner-ship interest in each Receivable (and in the Related Security, Col-lections and Proceeds with respect thereto) that exists on the date of this Agreement and in each Receivable thereafter owned by such Seller and in the Related Security, Collections and Proceeds with respect thereto until the Termination Date in each case free and clear of any Adverse Claim.

                  (x) Tradenames, Etc. As of the date hereof: (i) Parisian, Inc.'s chief executive office is located at the address for notices set forth in Section 9.3; (ii) Parisian, Inc. has only the subsid-iaries and divisions listed on Exhibit D attached hereto; and (iii) Parisian, Inc. has, within the last five (5) years, operated only under the tradenames identified in Exhibit D attached hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bank-ruptcy), except as disclosed in Exhibit D attached hereto.

                  (xi) Nature of Receivables. Each Receivable (x) represented by such Seller to be an Eligible Receivable, or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" set forth in the Transfer Agreement and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended.

                  (xii) [Reserved]

                  (xiii) Credit Guidelines. Since January 16, 1997, there have been no material changes in the Parisian Credit Guidelines other than as permitted hereunder and under the Transfer Agreement.
             Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

                  (xiv) Collections and Servicing. Since January 16, 1997, there has been no material adverse change in the ability of Parisian, Inc. to service and collect the Receivables.

                  (xv) Not an Investment Company. Such Seller is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (xvi) ERISA. Each of Parisian, Inc. and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  (xvii) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C to the Transfer Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Purchaser and the Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) of the Transfer Agreement and delivered to such Servicer). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

                  (xviii)  Bulk Sales.  No transaction contemplated by this
             Agreement requires compliance with any bulk sales act or similar law.

                  (xix) Preference; Voidability. Parisian, Inc. warrants that the conveyance of the applicable Receivables and Collections and Related Security from Parisian Services, Inc. to the Purchaser shall not have been made for or on account of an antecedent debt owed by Parisian, Inc. to the Purchaser and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101 et seq.), as amended.

                  SECTION 4.2. Reaffirmation of Representations and Warranties by Parisian, Inc.; Notice of Breach. On each sale date, Parisian, Inc., by accepting the proceeds of such sale, shall be deemed to have certi-fied that (i) all representations and warranties described in Section
4.1(a) regarding any Receivables are true and correct on and as of such day as though made on and as of such day and (ii) all representations and warranties described in Section 4.1(b) are true and correct on and as of such day as though made on and as of such day. The representa-tions and warranties set forth in Section 4.1 shall survive the convey-ance of the Receivables to the Purchaser, and termination of the rights and obligations of the Purchaser and the Sellers under this Agreement.
Upon discovery by the Purchaser or either of the Sellers of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others within three Business Days of such discovery.



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                               ARTICLE V

                        COVENANTS OF THE SELLER

                  SECTION 5.1. Covenants of Each Seller. Each Seller hereby jointly and severally covenants and agrees with the Purchaser that, for so long as this Agreement is in effect, and until all Receivables, an interest in which has been sold to the Purchaser pursuant hereto, shall have been paid in full or written-off as uncollectible, and all amounts owed by such Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing:

                  (a) Conduct of Business. The Seller will, and will cause each of its Subsidiaries to, carry on and conduct its business in sub-stantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (b) Compliance with Laws. The Seller will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

                  (c) Furnishing of Information and Inspection of Records. The Seller will furnish to the Purchaser from time to time such information with respect to the Receivables as the Purchaser may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Principal Balance for each Receivable. The Seller will at any time and from time to time during regular business hours permit the Purchaser, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to Receivables or the Seller's perfor-mance hereunder with any of the officers, directors, employees or inde-pendent public accountants of the Seller having knowledge of such mat-ters.

                  (d) Keeping of Records and Books of Account. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collec-tion of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Purchaser and the Agent notice of any material change in the administrative and operating procedures of the Seller referred to in the previous sentence.

                  (e) Performance and Compliance with Receivables and Accounts. The Seller at its expense will timely and fully perform and comply with all material provisions, covenants and other promises required to be ob-served by it under the Accounts related to the Receivables.

                  (f) Credit and Collection Policies. The Seller will comply in all material respects with the Parisian Credit Guidelines in regard to each Receivable and the related Account.

                  (g) Collections. The Seller shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

                  (h) Collections Received. The Seller shall hold in trust, and deposit, immediately, but in any event not later than the close of business on the second Business Day following its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Seller.

                  (i) Sale Treatment. The Seller agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

                  (j) ERISA. The Seller shall promptly give the Purchaser written notice upon becoming aware that the Seller or any of its Subsidiaries is not in compliance in all material respects with ERISA or that any ERISA lien on any of the Receivables exists.

                  SECTION 5.2. Negative Covenants of the Seller. During the term of this Agreement, unless the Agent and the Purchaser shall otherwise consent in writing, each Seller jointly and severally agrees with and covenants to the Purchaser as follows:

                  (a) No Sales, Liens, Etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or other-wise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to
(x) any of the Receivables, the Related Security or Collections, (y) any goods (other than inventory), the sale of which may give rise to any Re-ceivable, Related Security or Collections (subject, in each case with respect to Related Security constituting returned inventory, to the applicable provisions of Section 9-306 of the Relevant UCC) or (z) upon or with respect to any account which concentrates in a Lock-Box Bank (including any Lock-Box Account) to which any Collections of any Receiv-able are sent, or, in each case, assign any right to receive income in respect thereof. The Seller shall, and will cause each of its Subsid-iaries to, specifically exclude from the property subject to any Adverse Claim granted on inventory any and all accounts receivable generated by sales of such inventory and the proceeds thereof and shall provide, upon the Purchaser's request, evidence satisfactory to the Purchaser that any such Adverse Claim (and each related UCC financing statement or other related filing) expressly excludes any such accounts receivable. The Seller will provide the Purchaser and the Agent with a copy of any inventory financing agreement at least three Business Days prior to the effectiveness thereof.

                  (b) No Extension or Amendment of Receivables. The Seller will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto, except as provided in Sections 5.2 and 6.2 of the Transfer Agreement.

                  (c) No Change in Business or Parisian Credit Guidelines. Except as provided in the Transfer Agreement, the Seller will not make any change in the character of its business or in the Parisian Credit Guidelines, which change might, in either case, impair the collectability of any substantial portion of the Receivables or other-wise result in a Material Adverse Effect.

                  (d) Change in Payment Instructions to Obligors. The Seller will not add or terminate, or make any change to, any Lock-Box Account, except in accordance with the Transfer Agreement.

                  (e) Deposits to Lock-Box Accounts. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account, cash or cash proceeds other than Collections of Receivables.

                  (f) Change of Name, Etc. The Seller shall not change its name, identity or structure or location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change the Seller delivers to the Purchaser and the Agent (i) such docu-ments, instruments or agreements, including, without limitation, appropriate financing statements under the Relevant UCC, executed by the Seller necessary to reflect such change and to continue the perfection of the Purchaser's and any assignee's interest in the Receivables and
(ii) new or revised Lock-Box Agreements which reflect such change and enable the Agent to exercise its rights under Section 2.8 of the Trans-fer Agreement; provided, however, that Parisian Services, Inc. may merge with and into Parisian, Inc. without further action on the Sellers' part except for the execution and delivery to the Agent of all necessary termination agreements, quit claims and releases or the filing of any necessary financing statements reflecting the assignments of Parisian Services, Inc's interest in Receivables to Parisian, Inc., the Purchaser or to the Agent, as appropriate.

                  (g) Separate Business. Each of the Sellers shall not: (i) fail to maintain separate books, financial statements, accounting records and other corporate documents from those of the Purchaser, (ii) commingle any of its assets or the assets of any of its Affiliates with those of the Purchaser, (iii) pay from its own assets any obligation or indebtedness of any kind incurred by the Purchaser, (iv) directly, or through any of its Affiliates, borrow funds or accept credit or guaranties from the Purchaser except pursuant to this Agreement in con-nection with the purchase of the Receivables.

                  SECTION 5.3. Indemnification. Parisian, Inc. agrees to indemnify, defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Purchaser or any assignee thereof may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by a Seller of its representations, warranties and covenants contained herein, or any information certified in any schedule or certificate delivered by a Seller hereunder, being untrue in any material respect at any time. The obligations of Parisian, Inc. under this Section 5.3 shall be considered to have been relied upon by the Purchaser, Enterprise and the Agent and shall survive the execution, delivery, per-formance and termination of this Agreement, regardless of any investi-gation made by the Purchaser, Enterprise or the Agent or on behalf of any of them.



                              ARTICLE VI

                         REPURCHASE OBLIGATION

                  SECTION 6.1.  Mandatory Repurchase.

                  (a) Breach of Warranty. If on any day any Receivable, which has been sold by the Sellers hereunder and which has been reported by the Sellers as an Eligible Receivable, shall fail to meet the conditions set forth in the definition of "Eligible Receivable" (except to the extent such conditions expressly relate to an earlier date) or for which any representation or warranty made herein in respect of such Receivable shall no longer be true, Parisian, Inc. shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate Outstanding
Principal Balance of such Receivable; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase
Price paid to Parisian, Inc. as Seller on the next occurring Purchase
Date, unless Parisian, Inc. is required to make a payment in respect of such breach pursuant to the Transfer Agreement.

                  (b) Reconveyance Under Certain Circumstances. Parisian, Inc. agrees that, with respect to any Receivable sold hereunder, in the event of a breach of any of the representations and warranties set forth in Sections 4.1(a)(v) or 4.1(b)(v), 4.1(a)(vii) or 4.1(b)(vii),
4.1(a)(viii) or 4.1(b)(viii), 4.1(b)(x), 4.1(a)(xii), 4.1(a)(xiii) or
4.1(b)(xv), 4.1(a)(xiv) or 4.1(b)(xvi) or 4.1(a)(xv) or 4.1(b)(xvii), the Seller shall accept the reconveyance of such Receivable upon receipt by the Seller of notice given in writing by the Purchaser and the Seller's failure to cure such breach within thirty (30) days (or, in the case of representations and warranties found in Sections 4.1(a)(iv) or 4.1(b)(iv) or 4.1(a)(ix) or 4.1(b)(ix), within three (3) days) of such notice. In the event of a reconveyance under this Section 6.1(b), Parisian, Inc. shall pay to the Purchaser in immediately available funds on such 30th day (or third day, if applicable) an amount equal to the Outstanding Principal Balance of any such Receivable; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to Parisian, Inc. as Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach pursuant to the Transfer Agreement.

                  SECTION 2. Dilutions, Etc. Parisian, Inc. agrees that if on any day the Outstanding Principal Balance of a Receivable sold by a Seller hereunder is either (x) reduced as a result of any defective, re-jected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance or any billing adjustment, or (y) reduced or can-celed as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transac-tion or an unrelated transaction) or (z) any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable becoming a Defaulted Receivable, then Pari-sian, Inc. as Seller shall be deemed to have received on such day a col-lection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation; provided that, prior to the Termination Date, such amount may be paid by a reduc-tion in the Purchase Price paid to Parisian, Inc. on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach pursuant to the Transfer Agreement.

                  SECTION 3  No Recourse.  Except as otherwise provided in this
Article VI, the purchase and sale of the Receivables under this Agreement shall be without recourse to the Sellers.



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                              ARTICLE VII

                         CONDITIONS PRECEDENT

                  SECTION 1 Conditions to the Purchaser's Obligations Regarding Receivables. The obligations of the Purchaser to purchase the Receivables on the Closing Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of the Sellers con-tained in this Agreement shall be true and correct on the Closing Date and all representations and warranties of Parisian, Inc. contained herein shall be true and correct on each Purchase Date thereafter with the same effect as though such representations and warranties had been made on such date;

                  (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Closing Date, in the case of any Receivables existing on the Closing Date, or the Purchase Date, in the case of any Receivables created after the Closing Date;

                  (c) The Sellers shall have substantially performed all other obligations required to be performed by the provisions of this Agree-ment;

                  (d) The Sellers shall have filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(b);

                  (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested;

                  (f) On the Closing Date, the Sellers shall deliver to the Purchaser and the Agent a Cycle Certificate as of the Parisian Cut-Off
Date;

                  (g) On or before the Closing Date, the Sellers shall have delivered to the Purchaser and the Agent evidence of termination of that certain Receivables Purchase Agreement, dated as of March 31, 1993 between Parisian Services, Inc., as seller, Sheffield Receivables Corporation, as purchaser, The Bank of Nova Scotia, as the agent and Barclays Bank PLC, New York Branch, as the administrative agent and managing agent thereunder, as such agreement has been amended, supplemented and modified to the Effective Date (together with all related documents and agreements, the "Sheffield Facility"), such agreements, documents and instruments as are necessary and appropriate to reflect the termination of the Sheffield Facility, including without limitation, the termination of the Second Amended and Restated Financing and Collection Agency Agreement, and the release of all liens and security interests of all secured parties holding an interest in Receivables arising under or related thereto. The foregoing agreements, documents, and instruments shall include, but not be limited to, each originally executed note or instrument executed on behalf of a Seller and payable to a transferor of accounts receivables purporting to represent an outstanding obligation of such Seller arising in connection with the acquisition of any Receivable, a payoff letter setting forth the pay-off amount, a release agreement and UCC-3 termination state-ments, each in form and substance reasonably satisfactory to the Agent;
and

                  (h) On or before the Closing Date, Parisian, Inc. shall have delivered to the Purchaser and the Agent satisfactory evidence of having executed and delivered for filing with the offices of the applicable Secretaries of State of, that certain merger agreement pursuant to which Parisian of Tennessee, Inc. and Hess Specialty Department Store, merged with and into Parisian, Inc., with Parisian, Inc. surviving the merger and assuming thereby all of the rights, obligations and liabilities of each constituent entity to such merger.

                  (i) On or before the Closing Date, Parisian, Inc. shall have delivered to the Purchaser and the Agent evidence satisfactory to the Agent and its counsel that (i) no further action is required or shall be necessary to satisfy this or any other conditions precedent to this Re-ceivables Purchase Agreement and (ii) but for the filing with the applicable offices of the Secretaries of State of the Articles of Merger and the Plan of Merger of Parisian Services, Inc. with and into Pari-sian, Inc., whereby Parisian, Inc. will succeed to all of the rights and obligations of Parisian Services, Inc., no further action is required or shall be necessary in order for the merger of Parisian Services, Inc.
with and into Parisian, Inc. to be effective.


                             ARTICLE VIII

                         TERM AND TERMINATION

                  SECTION 8.1. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the date following the earlier of (i) the date desig-nated by the Purchaser or Parisian, Inc. as Seller as the termination date at any time following sixty (60) day's written notice to the other
(with a copy thereof to the Agent), (ii) the date on which the Agent declares a Termination Date pursuant to Section 7.2 of the Transfer
Agreement, (iii) the day on which a Reinvestment Termination Date shall occur under the Transfer Agreement unless the Transferred Interest shall have been assigned (or concurrently is so assigned) to the Bank In-vestors under Section 10.7 of the Transfer Agreement, (iv) upon the occurrence of an Event of Bankruptcy with respect to either the Pur-chaser or either of the Sellers, (v) the close of business on the third Business Day following a conveyance of Receivables to the Purchaser for which the Purchaser does not pay the Purchase Price in accordance with the provisions hereof, (vi) the occurrence of a Parisian Termination
Event, (vii) the failure to complete and consummate the merger of Parisian Services, Inc. with and into Parisian, Inc. on or before the third Business Day following the Closing Date, or (viii) the date on which either the Purchaser or Parisian, Inc., as a Seller, becomes unable for any reason to purchase or re-purchase any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than thirty (30) days after written notice (any such date being a "Termina-tion Date"); provided, however, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termina-tion.

                  SECTION 8.2. Effect of Termination. Following the termination of this Agreement pursuant to Section 8.1, the Sellers shall not sell, and the Purchaser shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to the Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Sellers or the Purchaser. Without limiting the fore-going, prior to termination, the failure of the Sellers to deliver computer records of Receivables or any reports regarding the Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article V or Section 9.1 of this Agreement render an executed sale executory.



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                              ARTICLE IX

                       MISCELLANEOUS PROVISIONS


                  SECTION 9.1. Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Purchaser and each Seller then in existence and consented to in writing by the Agent. Any reconveyance executed in accordance with the provisions hereof shall not be con-sidered amendments to this Agreement.

                  SECTION 9.2.  GOVERNING LAW; Submission to Jurisdiction.

                       (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI.

                       (b) The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern
District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.
Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.2 shall affect the right of the Purchaser to bring any other action or proceeding against the Seller or its property in the courts of other jurisdictions.

                  SECTION 9.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective
(i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.3 and confirmation is received, (ii) if given by mail three Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.3.

                  (a)  in the case of the Purchaser:

                       Proffitt's Credit Corporation
                       300 South Fourth Street, Suite 1100
                       Las Vegas, Nevada  89101
                       Attn: Douglas E. Coltharp, President
                       Telephone:  (702) 598-3738
                       Telecopy:   (702) 598-3651

                  with a copy to:

                       Proffitt's Inc.
                       3455 Highway 80 West
                       Jackson, Mississippi  39209
                       Telephone: (601) 968-4394
                       Telecopy: (601) 968-4354
                       Attn: Douglas E. Coltharp
                                           Executive Vice President and
                                           Chief Financial Officer

                  with an additional copy to:

                       NationsBank, N.A.
                       NationsBank Corporate Center
                       100 North Tryon Street
                       NC1-007-10-07
                       Charlotte, NC 28255
                       Attention: Michelle M. Heath NC1-007-10-07
                                             Structured Finance
                       Telephone: (704) 386-7922
                       Telecopy:  (704) 388-9169

                  (b)  in the case of the Sellers:

                       Parisian, Inc.
                       3455 Highway 80 West
                       Jackson, Mississippi  39209
                       Telephone: (601) 968-4394
                       Telecopy: (601) 968-4354]
                       Attn: Douglas E. Coltharp
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer


                       Parisian Services, Inc.
                       3455 Highway 80 West
                       Jackson, Mississippi  39209
                       Telephone: (601) 968-4394
                       Telecopy: (601) 968-4354
                       Attn: James Glasscock
                                           Executive Vice President and
                                           Assistant Secretary

                  (c)  in the case of the Servicer:

                       MCRAE'S, INC.
                       3455 Highway 80 West
                       Jackson, Mississippi  39209
                       Telephone: (601) 968-4394
                       Telecopy: (601) 968-4354
                       Attn: Douglas E. Coltharp
                                           Executive Vice President and
                                           Chief Financial Officer

                       (with a copy to each of Parisian, Inc. and Proffitt's, Inc.)

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  SECTION 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any other Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  SECTION 9.5. Assignment. This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights hereunder pursuant to the Transfer Agreement to the Agent, for the benefit of Enterprise and the Bank Investors, and that Enterprise may assign any or all of its rights to any Liquidity Provider. The Purchas-er hereby notifies (and the Sellers hereby acknowledge that) the Pur-chaser, pursuant to the Transfer Agreement, has assigned its rights hereunder to the Agent. All rights of the Purchaser hereunder may be exercised by the Agent or its assignees, to the extent of their respective rights pursuant to such assignments.

                  SECTION 9.6. Further Assurances. The Purchaser and the Sellers agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

                  SECTION 9.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Sellers or the Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, reme-dies, powers and privilege provided by law.

                  SECTION 9.8. Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 9.9. Binding Effect; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The
Agent, on behalf of Enterprise and the Bank Investors, and any Liquidity Provider is intended by the parties hereto to be a third-party benefi-ciary of this Agreement.

                  SECTION 9.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire under-standing of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.
This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  SECTION 9.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  SECTION 9.12. Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.



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                  IN WITNESS WHEREOF, the Purchaser, the Sellers and the
Servicer each have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 PARISIAN, INC.,
                                   as Seller


                                 By:
                                    Name:
                                    Title:

                                 PARISIAN SERVICES, INC.,
                                   as Seller


                                 By:
                                    Name:
                                    Title:

                                 PROFFITT'S CREDIT CORPORATION,
                                   as Purchaser


                                 By:
                                    Name:
                                    Title:

                       MCRAE'S, INC.,
                         as Servicer


                       By:
                          Name:
                          Title:
Acknowledged and agreed as
  of the date first above written:

ENTERPRISE FUNDING CORPORATION


By:_____________________________
   Name:
   Title:

NATIONSBANK, N.A., as Agent


By:_____________________________
   Name:
   Title:


                                                              EXHIBIT A


                       [FORM OF MONTHLY REPORT]



                                                              EXHIBIT B

                       FORM OF SUBORDINATED NOTE
Number 1                                            $__________________
                                                       January __, 1997
        FOR VALUE RECEIVED, the undersigned, PROFFITT'S CREDIT CORPORATION, a Nevada corporation (the "Maker"), hereby promises to pay to the order of PARISIAN, INC. (the "Payee"), on _________, ____ or earlier as provided for in the Receivables Purchase Agreement dated as of the date hereof between the Maker and the Payee (as such agreement may from time to time be amended, supplemented or otherwise modified and in effect, the "Receivables Purchase Agreement"), the lesser of the principal sum of ________ Million Dollars ($__,000,000.00) or the aggre-gate unpaid principal amount of all Advances to the Maker from the Payee pursuant to the terms of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum set forth in the Receivables Purchase Agreement and shall be payable in arrears on the first day of each calendar month (or if any such day is not a Business Day, on the succeeding Business Day).

        The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continua-tion thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Purchase Agreement.

        This Subordinated Note represents the indebtedness of the Maker described in Section 3.2 of the Receivables Purchase Agreement, including the assumption by the Maker and the amendment and restatement of the aggregate outstanding indebtedness under those certain promissory notes of Parisian Services, Inc. (to be canceled in exchange herefor) each dated July 31, 1995 made payable to the order of (x) Parisian, Inc., (y) Parisian of Tennessee, Inc. and (z) Hess Specialty Department Store, Limited Liability Company (the successor in interest to Hess Spe-cialty Department Store, Inc.).
        The Maker shall have the right to prepay and, subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty or premium.

        This Subordinated Note is the Subordinated Note referred to in the Receivables Purchase Agreement, which, among other things, contains provisions for the subordination of this Subordinated Note to the rights of certain parties under the Transfer Agreement, all upon the terms and conditions therein specified.

        This Note shall be governed by, and construed in accordance with, the laws of the State of Mississippi.


                       PROFFITT'S CREDIT CORPORATION



                       By:
                       Name:
                       Title:


                                     Advances and Payments
                Amount of       Payments                Unpaid Principal         Name of Person
Date            Advance         Principal/Interest      Balance of Note          Making Notation
1/30/97         N/A             N/A                     Amount of                N/A
                                                        Promissory Note

                                                        [AS BALANCE FORWARD]



                                                              EXHIBIT C


        LOCATION OF RECORDS, PRINCIPAL PLACE OF BUSINESS, ETC.


                        Parisian Services, Inc.

Principal Place                750 Lakeshore Drive
of Business:                   Birmingham, Alabama 35211

Location of Records:           750 Lakeshore Drive
                               Birmingham, Alabama 35211


                            Parisian, Inc.

Principal Place                3455 Highway 80 West
of Business:                   Jackson, Mississippi  39209

Location of Records:           3455 Highway 80 West
                               Jackson, Mississippi  39209

                               750 Lakeshore Drive
                               Birmingham, Alabama 35211




                                                              EXHIBIT D

                           TRADENAMES, ETC.

Parisian Services, Inc. is the wholly-owned subsidiary of Parisian, Inc.



